Exhibit 99.1

Travelzoo
590 Madison Avenue

37th Floor
New York, NY 10022

Media Contact:

Mindy Joyce
Travelzoo, North America

+1 (212) 521-4218
mjoyce@travelzoo.com

Louise Hodges
Travelzoo, Europe

+44 20 7203 2026
lhodges@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Announces CEO Succession in Summer 2010

Chris Loughlin to Become Chief Executive Officer and Holger Bartel to Become
Chairman of the Board of Directors on July 1, 2010

NEW YORK, November 23, 2009 -- Travelzoo Inc. (NASDAQ: TZOO), a global Internet media company, today announced that Christopher “Chris” Loughlin, executive vice president, Europe, will become the company’s chief executive officer, effective July 1, 2010, while CEO Holger Bartel will become chairman of the board of directors.

“We think that our proactive and transparent CEO succession plan will ensure that Travelzoo continues to have top-notch leadership in the years to come,” said Ralph Bartel, chairman of the board, Travelzoo. “The company has aggressive growth plans. With Chris as chief executive officer and Holger as chairman of the board, we will continue to have a winning team with a strong track record. Chris has led Travelzoo’s business in Europe to year-over-year growth rates of 100% or more in each of the four most recent quarters. We have a great leader in Chris, an individual who has the vision, aptitude and character to lead Travelzoo into the future.”

Chairman and Travelzoo founder Ralph Bartel, who has served as the chairman of the board of directors for more than eleven years, will continue to serve as one of the five members of Travelzoo’s board of directors.

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Holger Bartel, chief executive officer and member of the board of directors, stated: “We have great confidence that Chris will be able to continue to grow Travelzoo as a global brand and as the world’s most trusted publisher of travel deals. Throughout his career at Travelzoo, Chris has shown his dedication to the business and its employees and his range of experience in both North America and Europe will be invaluable in taking up the post of CEO in July 2010.”

Speaking of his appointment, Loughlin said, “I am delighted to accept this position as CEO of Travelzoo. I am looking forward to working with Holger to ensure a smooth transition in the run up to July 1, 2010 and I am committed to carrying on the exemplary standard he has set, not just in this company but in the Internet media industry and the travel industry as a whole.”

Loughlin, 36, joined Travelzoo in 2001 as vice president of business development based in the company’s Silicon Valley office in Mountain View, California. In 2003, he moved to Chicago to expand Travelzoo’s operations in North America. Loughlin moved to London in 2005 to take up the post of executive vice president, Europe, where he launched Travelzoo in the U.K. and subsequently in Germany, France and Spain. Loughlin holds a BSc(Hons) in Technology Management from Staffordshire University and an MBA from Columbia University Graduate School of Business in New York City. He is married with two children. In May 2009, Loughlin was named the “2009 Young Entrepreneur of the Year” by The British Travel & Hospitality Industry Hall of Fame.

Loughlin, who is currently based in the company’s London office, will transfer to the company’s global headquarters on Madison Avenue in New York.

About Travelzoo

Travelzoo Inc. is a global Internet media company.  With more than 18 million subscribers in North America, Europe, and Asia Pacific and 20 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo's deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in

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this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

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